Exhibit 5.1

May 16, 2022

Crane Holdings, Co.

100 First Stamford Place

Stamford, Connecticut 06902

Ladies and Gentlemen:

Reference is made to Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-16555), Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 (File No. 333-142308), Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-158660), Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 (File No. 333-202554), Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-224427) and Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-255581), each to be filed contemporaneously herewith (collectively, the “Post-Effective Amendments”) under the Securities Act of 1933, as amended, by Crane Holdings, Co., a Delaware corporation (the “Registrant”), relating to shares of common stock, par value $1.00 per share (“Registrant Common Stock”), of the Registrant, as the successor registrant to Crane Co., a Delaware corporation (the “Predecessor”), in connection with the reorganization of the Predecessor whereby the Registrant replaced the Predecessor as the new publicly-traded company on the New York Stock Exchange (the “Reorganization”). Pursuant to the Post-Effective Amendments, the Registrant is registering shares of Registrant Common Stock to be issued from time to time under the Amended and Restated Crane Co. Savings and Investment Plan, the Crane Co. 2007 Non-Employee Director Compensation Plan, the Crane Co. 2009 Non-Employee Director Compensation Plan, the Crane Co. 2013 Stock Incentive Plan or the Crane Co. Amended & Restated 2018 Stock Incentive Plan (collectively, the “Predecessor Plans”).

The Reorganization was completed on May 16, 2022 and was effected through a merger pursuant to the Agreement and Plan of Merger, dated as of February 28, 2022, by and among the Predecessor, the Registrant and Crane Transaction Company, LLC, a Delaware limited liability company and, as of immediately prior to the consummation of such merger, a wholly-owned subsidiary of the Registrant. As a result of the Reorganization, the Predecessor became a wholly-owned subsidiary of the Registrant. In the Reorganization, each outstanding share of common stock of the Predecessor, par value $1.00 per share, other than treasury shares (which were cancelled), was converted automatically into one share of Registrant Common Stock. Following the Reorganization, the Registrant is the successor issuer to the Predecessor pursuant to Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”), and Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In connection with the Reorganization, the Registrant assumed the Predecessor’s obligations, and agreed to perform all obligations of the Predecessor under, the Predecessor Plans. At the consummation of the Reorganization, the Predecessor Plans were each amended and restated in connection with the Reorganization to effectuate the Registrant’s assumption of such plans and, among other things, to provide that references to the Predecessor be changed to refer to the Registrant and references to the Predecessor’s common stock be changed to refer to the Registrant’s common stock.

In accordance with paragraph (d) of Rule 414 under the Securities Act, the Registrant, as the successor registrant to Predecessor, hereby expressly adopts the Initial Registration Statements as its own registration statements (except as specifically amended by the Post-Effective Amendments) for all purposes of the Securities Act and the Exchange Act. The Post-Effective Amendments shall become effective immediately upon filing with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462 under the Securities Act. Predecessor paid all registration fees at the time of filing the Initial Registration Statements.

The undersigned has examined the originals, certified copies or copies otherwise identified to his satisfaction as being true copies of the Predecessor Plans and such other documents as he has deemed necessary or appropriate for purposes of this opinion. Based on the foregoing, the undersigned is of the opinion that the shares of Registrant Common Stock issuable under the Predecessor Plans, when issued under the respective terms of the Predecessor Plans, will be legally and validly issued, fully paid and non-assessable.

The opinions expressed in this opinion letter are limited to the law of the State of Delaware and federal law of the United States. The foregoing opinions are rendered as of the date of this letter. The undersigned assumes no obligation to update or supplement any of such opinions to reflect any changes of law or fact that may occur. This opinion letter is being provided solely in connection with the Post-Effective Amendments and may not be relied upon by you or any other person in any other connection or for any other purpose.

The undersigned is the Senior Vice President, General Counsel and Secretary of the Registrant and, as of May 16, 2022 beneficially owned 15,777 shares of Registrant Common Stock and held vested options to purchase 42,415 shares of Registrant Common Stock. The undersigned hereby consents to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Anthony M. D’Iorio
Anthony M. D’Iorio